                                                                       EXHIBIT 2

[NEW YORK LIFE LOGO]                       NEW YORK LIFE INSURANCE COMPANY
                                           51 Madison Avenue, New York, NY 10010
                                           (212) 576-3763

                                           JONATHAN E. GAINES
                                           Vice President and
                                           Associate General Counsel



                                                  April 2, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
          VARIABLE UNIVERSAL LIFE SEPARATE ACCOUNT-I


Ladies and Gentlemen:

     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Pre-Effective Amendment No. 1 to the registration statement on Form S-6 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Universal Life Separate Account-I ("Separate Account-I"). Separate Account-I receives and invests premiums allocated to it under a flexible premium variable universal life insurance policy ("Policy"). The Policy is offered in the manner described in the Registration Statement.

     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

     1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. Separate Account-I is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-I shall be credited to or charged against Separate Account-I, without regard to other income, gains or losses of NYLIAC.

Securities and Exchange Commission
April 2, 1998
Page 2


3. The Policies have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with their terms.

4. Each owner of a Policy will not be subject to any deductions, charges, or assessments imposed by NYLIAC other than those provided in the Policy.

I consent to the use of this opinion as an exhibit to the Registration
Statement.


                                   Very truly yours,

                                   /s/ JONATHAN E. GAINES

                                   Jonathan E. Gains
                                   Vice President and
                                   Associate General Counsel